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                                                                  Exhibit 10.1

                         AGREEMENT OF SALE AND PURCHASE


                  THIS AGREEMENT is made as of the 6th day of August, 1998, by and between FRANKLIN STORAGE, INC., a Pennsylvania corporation ("Seller") and AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership, or its assignee or nominee ("Buyer").


                             W I T N E S S E T H :

                   1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, the following property:

                           (a)      Those three certain tracts of land more
fully described by metes and bounds on Exhibit A-1, Exhibit A-2 and Exhibit A-3 to this Agreement, together with all buildings and improvements thereon and appurtenances thereto, and together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, abutting such tracts of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tracts of land or for damage to such tracts of land by reason of a change of grade of any street (collectively, the "Real Property").

                           (b)      All fixtures, equipment, supplies, and
other personal property attached or appurtenant to, or located in or on, or used in connection with the Real Property, which are not owned by tenants (other than Seller) of the Real Property, and together with all intangible personal property used in the ownership, operation or maintenance of the Real Property, including without limitation, the items set forth on Exhibit B to this Agreement (collectively, the "Personal Property").

                           (c)      The Real Property and the Personal
Property are sometimes collectively referred to as the "Property".

                   2.      Purchase Price.

                           The purchase price (the "Purchase Price") for the
Property, subject to adjustments as provided in this Agreement, shall be the sum of Forty-Eight Million Dollars ($48,000,000), and shall be paid as follows:

                           (a)      Twenty-Five Thousand Dollars ($25,000)
shall be paid by Buyer's check drawn to the order of First American Title Insurance Company ("Title Company") upon the execution of this Agreement and Four Hundred Seventy-Five Thousand ($475,000) shall be paid by Buyer's check drawn to the order of the Title Company within two (2) business days after the expiration of the Inspection Period. As used in this Agreement, the term "Deposit" shall mean the aforesaid sums of Twenty-Five Thousand ($25,000) and Four Hundred Seventy-Five Thousand ($475,000), plus all interest which has accrued thereon. The Deposit shall be held by the Title Company in an interest bearing account pending consummation of this Agreement.

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                           (b) Seller shall have the option (the "Unit
Option"), exercisable upon written notice to Buyer (the "Unit Notice") up to 15 days prior to the expiration of the Inspection Period to elect to receive units of limited partnership interest in Buyer (the "OP Units") at the Closing in lieu of cash as follows:

                                    (i)     Seller shall specify in the Unit
Notice the amount of The Purchase Price which it wishes to receive in OP Units (the "Cash Amount"); provided, however, that the Cash Amount shall be at least $7,500,000, and shall not exceed $18,000,000.

                                    (ii) On the Closing Date, Seller and each
person receiving OP Units shall execute an OP Unit Recipient Agreement in form and substance reasonably satisfactory to Buyer and consistent with previous OP Unit Recipient Agreements executed by Buyer in connection with contribution agreements.

                                    (iii) At the Closing, Seller shall
receive that number of OP Units equal to the Cash Amount divided by the Average Price (as defined below).

                                    (iv) For the purposes of this Section
2(b), the "Average Price" shall be equal to the arithmetic average of the "Closing Price" (as defined below) on each of the Trading Days (as defined below) during the 10-day period preceding the Closing Date. The term "Closing Price" shall mean, on any Trading Day, the closing price of a share of common stock of American Real Estate Investment Corporation ("Company"), par value $0.001 per share, on the American Stock Exchange or, if the shares are no longer listed on the American Stock Exchange, such other exchange or quotation system upon which the shares are then listed or quoted, or, if not listed or quoted, the Closing Price on a Trading Day shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. The term "Trading Day" shall mean any day on which securities are traded on the American Stock Exchange or such other national securities exchange or quotation system upon which the shares are then trading or quoted.

                           (c) The balance of the Purchase Price shall be
paid at Closing by wire transfer of immediate funds to an account of Seller (which account shall be designated by written notice from Seller to Buyer no later than two (2) business days prior to the Closing Date).


                           (d)      Buyer and Seller agree to act reasonably
and in good faith to agree upon an allocation of the Puchase Price among the parcels of real property and the buildings and improvements thereon constituting the Property; provided, however, that if Seller and Buyer are unable to agree upon such allocation, Closing shall be completed under this Agreement without such allocation.

                   3.      Disposition of Deposit; Defaults.

                           (a)      The Deposit shall be held in escrow and
disbursed by Title Company in accordance with the terms of this Agreement. If Closing is completed, the Title Company shall pay the Deposit to Seller on account of the Purchase Price.

                           (b)      (i)     If Buyer, without the right to do
so and in default of its obligations under this Agreement fails to complete Closing, the Deposit shall be paid to Seller as liquidated damages and not as a penalty. Buyer and Seller acknowledge that the damages which may be incurred by Seller in the event of Buyer's default are difficult to quantify as of the date of this Agreement; the Deposit represents the parties' reasonable estimate of Seller's probable future damages in the event of Buyer's default; and that the Deposit represents fair and reasonable compensation to Seller in the event of Buyer's default. The right of Seller to be paid the Deposit shall be Seller's exclusive and sole remedy, and Seller waives any right to recover the balance of the Purchase Price, or any


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part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer.

                               (ii) If Seller, without the right to do so and
in default of its obligations under this Agreement fails to complete Closing or otherwise defaults under or breaches this Agreement, Buyer shall have the right to be paid the Deposit, which right shall be in addition to all other rights and remedies of Buyer under this Agreement, at law or in equity. Notwithstanding the foregoing, if Seller defaults on its obligations under this Agreement, Buyer's remedies are limited, at Buyer's option, to (i) bringing an action against Seller for specific performance, including reasonable attorney's fees and other costs incurred in connection with bring such action, or (ii) bringing an action for reasonable payments to third parties as expenses incurred by Buyer under this Agreement, such as legal fees, engineering fees, and permit and application fees, or (iii) if the default by Seller is as the result of fraud or willful misconduct by Seller, bringing an action against Seller for any remedy available to Buyer at law or in equity.

                           (c)      In the event of a dispute between the
parties with respect to the Deposit, the Title Company may deposit the Deposit with a court of proper jurisdiction and commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, the Title Company shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by the Title Company out of escrow. The Title Company shall not be liable to either Seller or Buyer other than for the performance of its duties under this Agreement, its negligence or intentional wrongdoing.

                   4.      Closing.

                           The closing of this transaction ("Closing") shall
be concluded by the escrow delivery by each of Seller and Buyer of all of the Closing documents to the Title Company with disbursements being made by the Title Company by wire transfer of immediate funds. Closing shall commence at 10:00 a.m. on the day occurring 15 days after the last day of the Inspection Period (the "Closing Date").

                   5.      Condition of Title.

                           (a)      Title to the Property shall be good and
marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the New Lease and the Permitted Encumbrances; and shall be insurable as such at ordinary rates by the Title Company pursuant to an ALTA Owner's Policy of Title Insurance, 1970 Form B, amended October 17, 1970 and October 17, 1984. The premium for the Owner's Policy of Title Insurance will be paid by Buyer.

                           (b) If Seller is unable to convey title to the
Real Property to Buyer at Closing in accordance with the requirements of this Agreement, Buyer shall have the options (i) of taking such title as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any Monetary Liens or (ii) of terminating this Agreement. Notwithstanding the foregoing, if title to the Property is not as described in Section 5(a) by reason an encumbrance or other title objection arising after the date of the Title Commitment and which objection is the result of any act or omission within the control of Seller, Buyer shall also be entitled to pursue all other remedies available to Buyer at law or in equity.

                           (c) Buyer shall obtain from the Title Company a
commitment for Title Insurance ("Title Commitment") with respect to the Property. Within five days after Buyer's receipt of the Title Commitment and a new as-built survey of Property, Buyer shall give to Seller notice ("Exception Notice") of any exceptions to the title set forth in the Title Commitment which are not acceptable to Buyer ("Unacceptable Exceptions"). Buyer agrees that the Leases (as defined in Section 8(a), below) shall not be Unacceptable Exceptions. Seller shall, within


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ten days from the date of Seller's receipt of the Exception Notice, deliver to Buyer an endorsement to the Title Commitment issued by the Title Company stating which, if any, Unacceptable Exceptions the Title Company has removed from the Title Commitment; and if the Title Company has not issued an endorsement to the Title Commitment removing all of the Unacceptable Exceptions from the Title Commitment within ten days from the date of Seller's receipt of the Exception Notice, then Buyer shall have the right to terminate this Agreement. If Buyer does not terminate this Agreement pursuant to the provisions of this subsection 5(c), then the exceptions remaining on Schedule B, Section 2 of the Title Commitment which are not liens securing repayment of monetary sums ("Monetary Liens") shall be the "Permitted Encumbrances". Seller agrees fully to pay all Monetary Liens and cause all Monetary Liens to be released and satisfied of record prior to the completion of Closing.

                   6.      Possession.


                           Possession of the Property shall be given to Buyer
at Closing, subject only to the rights of Seller under the Leasebacks (as defined in Section __, below) under the Leases, by delivery of Seller's special warranty deeds duly executed and acknowledged by Seller and in proper form for recording (collectively, the "Deeds"). If Buyer causes surveys of the Real Property to be made, then at Buyer's option the descriptions of the Real Property contained in the Deeds shall be based upon the surveys; provided, however, Seller's warranty of title in the Deeds shall apply only to the description of the Real Property contained in the deeds into the Seller so long as Seller has not subdivided the Real Property or otherwise changed the boundaries of the Real Property from the date on which the Seller acquired title to the Real Property.

                   7.      Apportionments; Transfer Taxes; Security Deposits.

                           (a)      Water and sewer rentals shall be
apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date; provided, however, that there shall be no apportionment between Buyer and Seller at Closing with respect to utility charges paid by Seller under the Leasebacks and by the Tenants directly to utility companies pursuant to the New Lease. Real estate taxes on the Real Property are paid directly by Seller under the Leasebacks and by the Tenants under the Leases. Seller agrees to have paid (in its capacity as tenant under the Leasebacks) and to cause the Tenants to have paid all real estate taxes which are due under the terms of the Leaseback and the Leases as of the Closing Date and Buyer shall be responsible for insuring that the Tenants pays real estate taxes due for the next calendar or fiscal year, as appropriate, under the Leases. At Closing, minimum rent paid by the Tenants under the Leases for the month in which Closing occurs shall be apportioned between Seller and Buyer.

                           (b) At Closing, each of Seller and Buyer shall pay
one-half (1/2) of all realty transfer taxes imposed by the Commonwealth of Pennsylvania and all other governmental authorities upon the Deeds and the conveyance of the Real Property from Seller to Buyer.

                           (c) At closing, Seller shall obtain, or shall
cause the Tenants to obtain, readings of all utility meters for utilities provided to the Property; and Seller shall pay (or shall cause the Tenants to pay) all charges based upon such readings.

                           (d)      The total sum of all Tenant security,
utility, key and other deposits, together with all interest earned thereon as of the Closing Date which the Tenants are entitled to receive, shall be given to Buyer at Closing as a credit against the Purchase Price.

                   8. Representations and Warranties of Seller. Seller makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and


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shall be true and correct at and as of the Closing Date as though made both at and as of the date of this Agreement and at and as of the Closing Date:

                           (a)      The only leases or other agreement
currently in effect with respect to the rights of use and occupancy of the Property are the leases ("Leases") described on Schedule 1 attached hereto.

                           (b)      Subject to the provisions of subparagraph
8(a), above, the Leases are valid and existing and in full force and effect; the tenants under the Leases ("Tenants") are in actual possession of the Property; and neither the Tenants nor the Sellers are in default of their respective obligations under the Existing Lease.

                           (c)      The copies of the Leases previously
delivered by Seller to Buyer are a true and complete copy of the Leases; the Leases have not been amended, modified, or supplemented; and the Tenants do not have any right to extend or renew the terms of the Leases except as expressly set forth in the Leases.

                           (d) The Tenants have not asserted any claim which
could adversely affect the right of the landlord to collect base, minimum or fixed rental or additional rental from the Tenants; and no notice of default or breach on the part of landlord under the Leases has been received by Seller from the Tenants which has not been cured.

                           (e)      All construction, painting, repairs,
alterations, improvements and other work required to be performed by the landlord under the Leases, and all of the other obligations of the landlord required to be performed under the Leases as of the Closing Date, have been completed fully performed and paid for in full by Seller.

                           (f)      The rents and other payments set forth in
the Leases are the actual rents, income and charges presently being collected by Seller under the Leases; and all minimum rent payable under the Leases is payable monthly in advance.

                           (g)      Except as set forth in the Leases, the
Tenants are not entitled to any concession, allowance, rebate or refund; and the allowances, if any, specified in the Leases have been fully recovered by the Tenants thereunder.

                           (h) The Tenants have not prepaid any base rental,
minimum rental, fixed rental or additional rental or other charges for more than the current month under the Leases.

                           (i)      Neither the Leases nor the rental or
other amounts payable under the Leases has been assigned, pledged or encumbered other than to the holder of any existing mortgage on the Property as collateral security, which collateral assignment and existing mortgage shall be released and satisfied as of the Closing Date.

                           (j) The only security deposits that have been paid
by under the Leases, are those listed on Schedule 1 hereto.


                           (k)      Seller shall pay and fully satisfy, on or
prior to the Closing Date, all brokerage or leasing commissions or other compensation which are or will become due and payable to any party ("Lease Broker") with respect to or on account of the Leases, or any extension or renewal of the Leases, or the termination of the Leases, or any other actions by the Tenants under the Leases; and Buyer shall not be responsible to the Lease

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Broker for any brokerage or leasing commissions or other compensation with respect to or on account of the Leases, or any extensions or renewals thereof, the termination of the Leases, or any other actions by the Tenants under the Leases.

                           (l)      The Tenants do not have any right or
option to acquire to the Property or any portion thereof.

                           (m)      Seller has not received any notice
("Defect Notice") from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property.

                           (n)      As of the Closing Date there shall be no
management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Property, except for any agreements under which only the Tenants are bound.

                           (o)      No employee of Seller who performs
services at or in connection with the Property is covered by an employment agreement or union contract; no demand has been made upon Seller for recognition of a union or collective bargaining agent for the employees of Seller at the Property; and none of the employment arrangements with respect to Seller's employees will be binding upon Buyer or any subsequent owner of the Property after Closing.

                           (p)      There are no outstanding uncured notices
of any violation ("Violation") of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority with respect to the Property (including, without limitation, any environmental law or regulation)(all herein called "Laws").

                           (q) To the actual knowledge of Seller, Exhibit D
sets forth the fire and extended coverage insurance policies ("Policies") maintained by the Tenants under the Leases or by Seller, and to the actual knowledge of Seller the Tenants have not received (and Seller has not received) any notice from the insurance company which issued the Policy indicating that the Policy will not be renewed or will be renewed at a higher premium than is presently payable therefor.


                           (r)      There is no action, suit or proceeding
pending or, to the actual knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or the Leases or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                           (s)      Seller has not received any notice of any
condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Property, and to Seller's knowledge no Taking has been threatened.

                           (t)      All of the books, records, information,
data and other items supplied by Seller to Buyer with respect to Seller or the Property are true, complete and correct in all material respects.

                           (u)      To the best of Seller's actual knowledge:
there is no presently existing Violation at the Property of any Law; no contamination is present at the Property; and no underground storage tanks, asbestos or PCBs are present at the Property.

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                   9. Time. In computing the number of days for purposes of
this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the state in which the Real Property is located are or may elect to be closed.

                  10. Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:

                           (a)      Seller shall, at its expense:  perform
all of its obligations under the Leases and cure all notices of any Violations and/or Defect Notices issued prior to Closing.

                           (b) Seller shall not enter into any agreement to
modify, amend or otherwise alter any of the terms or provisions of the Leases; and Seller shall not enter into a new lease or other agreement with respect to the Property, without prior written approval of Buyer.

                           (c) Seller shall perform all acts, and shall make
all payments, necessary to cause the representations and warranties of Seller in this Agreement to be true and correct.


                           (d)      (i)   Buyer, its attorneys, accountants,
architects, engineers and other representatives shall be afforded access to the Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Property, including but not limited to the physical and financial condition of the Property; and there shall be furnished to Buyer all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Property in the possession of Seller and/or Seller's management agent for the Property.

                                (ii)        Buyer agrees to indemnify, defend
and reimburse Seller for all costs, expenses (including, without limitation, attorney's fees, consultant and expert fees and court costs) loss and liabilities suffered or incurred by Seller as the result of any bodily injuries to persons or properties caused by Buyer's entry upon the Property prior to Closing pursuant to the provisions of this Section 10(d). Buyer's obligations pursuant to this subparagraph 10(d)(ii) shall survive any termination of this Agreement as a separately enforceable covenant.

                           (e) Promptly after receipt thereof by Seller,
Seller shall deliver to Buyer the following:

                                         (i) a copy of any notice of default
given or received under the Leases;

                                        (ii) a copy of any tax bill, notice
or statement of value, or notice of change in a tax rate affecting or relating to the Property;

                                       (iii) a copy of any notice of an
actual or alleged Violation; and

                                        (iv) a copy of any notice of Taking.


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                           (f)      Seller shall permit Buyer to negotiate
with the Tenants any changes or modifications to the Leases; provided, however, that Buyer shall have no obligation to agree or consent to any such changes.

                           (g)      Seller shall deliver for execution by
each of the Tenants a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in the form attached to this Agreement as Exhibit H for the benefit of any proposed mortgagee to provide financing to Buyer in connection with Buyer's acquisition of the Property; and Seller agrees to use its best efforts to assist Buyer in obtaining the executed SNDA from the Tenants.


                           (h)      Seller shall deliver for execution by the
Tenant a written certification which shall be prepared by Buyer's counsel (utilizing the form attached to this Agreement as Exhibit E, (but modified and supplemented by Buyer's counsel to reflect the terms and provisions of the New Lease) (such certification being herein called the "Tenant Estoppel Certificate"), and Seller shall obtain the executed Tenant Estoppel Certificate from each of the Tenants. Seller shall deliver to Buyer a copy of the executed Tenant Estoppel Certificates obtained by Seller, promptly after Seller's receipt thereof.

                  11. Survival. The representations and warranties of Seller set forth in Section 8 shall survive Closing for a period of 24 months from the Closing Date and thereafter if a notice of breach is given to Seller with such 24-monthly period. The obligations of Seller and Buyer pursuant to Sections 7,10, 16, 17 and 20 of this Agreement shall survive Closing without limit. Except as otherwise provided in the preceding two sentences, the agreements of Seller and Buyer set forth in this Agreement shall not survive Closing and shall merge into the delivery of the Deed at Closing.

                  12.      Casualty.

                           (a)      If at any time prior to the Closing Date
any portion of the Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall promptly give written notice ("Casualty Notice") thereof to Buyer. If the Property is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this Agreement unless, (i) the cost fully to repair or restore such damage is less than Twenty-Five Thousand Dollars ($25,000) and sufficient insurance proceeds are available fully to restore such damage, and (ii) the insurance companies issuing the Policies have confirmed in writing prior to the end of such thirty (30) day period that such Casualty is covered by the Policy and that no defense to payment of the claim exists, and (iii) such Casualty will not result in any of the Tenants terminating, or not paying rent under, the Leases or asserting a right to terminate, or not pay rent under, the Leases, and (iv) any loan commitment obtained by Buyer for financing to acquire the Property is not canceled or suspended as a result of such Casualty. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date shall (subject to the provisions of the Leases and the Leasebacks) be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with losses to the Property shall (subject to the provisions of the Leases and the Leasebacks) be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

                           (b)      If the Property is the subject of a
Casualty, but Buyer does not have the right to terminate this Agreement pursuant to the provisions of Section 12(a) (or Buyer does not exercise such right), then Seller shall enforce the obligations of the Tenants under the Leases to repair the damage to the Property caused by such Casualty. Except for the obligation of Seller to enforce the obligations of the Tenants pursuant to the provisions of the preceding sentence, Seller shall have no obligation to repair any Casualty damage in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Section 12(a), and in such event, Buyer shall accept the Property at Closing as damaged or destroyed by the Casualty.

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                  13. Eminent Domain. If at any time prior to the Closing
Date: a Taking affects all or any part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Seller shall promptly give written notice ("Taking Notice") thereof to Buyer. Buyer shall have the right, at its sole option, of terminating this Agreement by written notice to Seller. If Buyer does not terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or damages received by Seller and Seller shall, at Closing, assign to Buyer all of Seller's right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

                  14. Conditions of Buyer's Obligations.

                           (a)      Conditions.  The obligations of Buyer
under this Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to Closing):

                                         (i)           all of the
representations and warranties by Seller set forth in this Agreement shall be true and correct in all material respects;

                                        (ii)           no representation or
warranty by Seller contained in this Agreement shall contain any materially untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                                       (iii)           Seller shall have
performed all covenants, agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date;

                                        (iv)           Buyer shall have
received from the Tenants under the Leases and from Seller as lessee under the Leasebacks, the Tenant Estoppel Certificates and the SNDAs; and shall have received the Leasebacks; and

                                         (v)           There shall have been
no material adverse change in the financial condition of any of the Tenants or of Seller prior to the Closing Date.

                           (b)      Failure of Condition.  In the event any
of the conditions set forth in Section 14(a) are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement), at Buyer's sole option, to
(i) terminate this Agreement or (ii) complete Closing notwithstanding the unsatisfied condition.

                           (c)      Inspection Contingency.



                                         (i)           Buyer shall, during
the period ("Inspection Period") commencing on the date of this Agreement and ending on the date occuring forty-five days after the date of this Agreement, have the opportunity to examine the Property, the Leases, the Policy, the Permitted Encumbrances, any items to be delivered by Seller to Buyer, and to conduct such other inspections as Buyer, in its discretion, may elect.

                                        (ii)           Seller acknowledges
that Buyer may commission, prior to Closing, at Buyer's sole cost and expense, an investigation of without limitation: compliance with environmental laws, the presence of contaminants on, over, under, migrating from or affecting the Property.

                                       (iii)           Seller will cooperate
with Buyer and Buyer's agents in Buyer's investigation, including without limitation: (A) complying with requests for information and records; (B) warranting that responses to such requests are true and complete; (C) assisting Buyer in obtaining governmental agency or other records and upon Buyer's request communicating directly with any governmental agencies; and
(D) granting Buyer access to the Property including, without limitation, access for collecting surface or subsurface samples of soil, vegetation or water, or samples from buildings and other improvements located on the Property, including samples from walls, floors, ceilings, plenums, paved areas and other areas the taking of which samples may necessitate some damage to the buildings, other improvements, and installing groundwater monitoring wells. Seller will not be required to incur any out-of-pocket expenses in connection with its cooperation pursuant to this Section 14(c)(iii) and in the event that this Agreement terminates without Closing, Buyer shall repair any damage to the Property resulting from Buyer's inspection activities pursuant to this Section 14(c)(iii), at Buyer's cost. The Buyer's obligations pursuant to the preceding sentence shall survive a termination of this Agreement as a separately enforceable covenant.

                                        (iv)           Buyer shall have the
right, at Buyer's sole option, to terminate this Agreement (for any reason whatsoever) on or prior to the second business day to occur after the date on which the Inspection Period ends.

                           (d)      Notwithstanding any provision to the
contrary set forth elsewhere in this Agreement, if Seller defaults on its obligations under this Agreement, Buyer's remedies are limited, at Buyer's option, to (i) bringing an action against Seller for specific performance, including reasonable attorney's fees and other costs incurred in connection with bringing such action, or (ii) bringing an action for reasonable payments to third parties as expenses incurred by Buyer under this Agreement, such as legal fees, engineering fees and permit and application fees, or (iii) if the breach by Seller is a result of fraud or willful misconduct by the Seller, bringing an action against Seller for any remedy available to Buyer at law or in equity.

                  15. Items to be Delivered at Closing.

                           (a)      By Seller.  At Closing, Seller shall
deliver to Buyer the following:

                                         (i)           Deeds.  The Deeds.

                                        (ii) Bill of Sale. Bills of Sale for the
Personal Property.

                                       (iii)           Assignments of Lease;
Assignments in the form of Exhibit G of the Leases, duly executed and acknowledged by Seller and in proper form for recording, assigning to Buyer all of the lessor's and Seller's rights, title and interest in the Leases, together with an original executed counterpart of the Leases and a letter, duly executed by Seller, in form satisfactory to Buyer addressed to the Tenants informing the Tenants of the assignments of the Leases to Buyer.

                                        (iv)           Certificates, Etc.  An
assignment, duly executed and acknowledged by Seller, of (and delivery to Buyer of originals or copies of): all certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals for the Property; all fees, escrow and/or security funds, deposits and other sums heretofore paid to any governmental authority in connection with the

Property; all certificates issued by the local Board of Fire Underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property; and all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments).

                                         (v)           Tenant Estoppel
Certificates and SNDAs. At least one counterpart of the Tenant Estoppel Certificates and SNDAs, duly executed and acknowledged by each of the Tenants and by Seller, as lessee under the Leasebacks.

                                        (vi)           Resolutions; Title
Company Affidavits, Etc. Such resolutions and certificates as the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; and all affidavits, indemnities and other agreements required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Section 5(a).

                                       (vii)           Conveyance of Awards.
All proper instruments for the conveyance of the awards referred to in Sections 1(a) and 13.

                                      (viii)           Leasebacks. A fully
executed copy of a Lease between Seller, as Tenant, and Buyer, as Landlord (collectively, the "Leasebacks") on the form of lease attached to this Agreement as Exhibit C, containing the terms and provisions for each of the Leasebacks specified on Schedule 2 attached hereto.

                                        (ix)           Other Documents.  Any
other documents required to be delivered by Seller pursuant to any other provisions of this Agreement.

                                    (b)     By Buyer.  At Closing, Buyer
shall deliver to Seller the following:


                                         (i)           Purchase Price.  The
portion of the Purchase Price payable pursuant to Section 2(b).

                                        (ii)           Assumption Agreements.
 An assumption agreement, in the form of Exhibit G of the New Lease, duly executed and acknowledged by Buyer and in proper form for recording.

                                       (iii)           Leasebacks.  The
Leasebacks, fully executed by Buyer, as landlord thereunder.

                                        (iv)           Other Documents.  Any
other document required to be delivered by Buyer pursuant to any other provisions of this Agreement.

                  16. Reports. For the period of time commencing on the date of this Agreement and continuing through the first anniversary of the Closing Date, and without limitation of the other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide to Buyer and its representatives: (i) access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants ("Accountants") to enable Buyer and its Accountants to prepare financial statements in compliance with any and all of
(a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable to Buyer; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Seller's financial statements.

                  17. Brokerage. Each of Seller and Buyer represents and warrants to the other that it has dealt with no broker, finder or other intermediary in connection with this sale. Seller agrees to pay all brokerage commissions due to any broker.

                  18. No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

                  19. Assignability. Buyer shall have the right to assign this Agreement and its rights hereunder to any entity controlled by American Real Estate Investment Corporation, controlling American Real Estate Investment Corporation, or affiliated with American Real Estate Investment Corporation, or to any other party to whom Seller consents (which consent Seller agrees not unreasonably to withhold or delay); and any assignee of Buyer shall be entitled to exercise all of the rights and powers of Buyer hereunder.

                  20.      FIRPTA.

                           (a)      Section 1445 of the Internal Revenue Code
of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, the undersigned parties executing this Agreement on behalf of Seller hereby certify the following on behalf of Seller:

                                         (i)           Seller is not a
foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

                                        (ii)           Seller's U.S. employer
identification number is _________; and

                                       (iii)           Seller's office
address is:  _______________________.

Seller, and the parties executing this Agreement on behalf of Seller, understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned parties executing this Agreement on behalf of Seller declare that they have examined this certification and to the best of their knowledge and belief, it is true, correct and complete; and they further declare that they have authority to sign this document on behalf of Seller.

                           (b)      Seller, and the parties executing this
Agreement on behalf of Seller, shall deliver to Buyer at Closing, a restatement of the above certifications of Seller and of the parties executing this Agreement on behalf of Seller in the form attached to this Agreement as Exhibit H.

                  21.      Notices.

                           (a)      All notices, demands, requests or other
communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                           if intended for Seller:

                           2294 Molly Pitcher Highway
                           South Chambersburg, PA  17201


                           if intended for Buyer:

                           Plymouth Meeting Executive Campus
                           620 West Germantown Pike, Suite 200
                           Plymouth Meeting, PA  19462
                           Attention:
                           Fax No.:  (610) 834-9560

Notices may be given on behalf of any party by its legal counsel.

                           (b) Each such notice, demand, request or other
communication shall be given (i) against a written receipt of delivery, or
(ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or
(iii) above.

                           (c) Each such notice, demand, request or other
communication shall be deemed to have been given upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section
(b)(ii) above or (iii) deposit thereof with the courier if sent pursuant to section (b)(iii) above.

                  22.      Miscellaneous.

                           (a)      Captions.  The captions in this Agreement
are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                           (b) Successors and Assigns. This Agreement shall
be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

                           (c)      Entire Agreement; Governing Law.  This
Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                           (d)      Provisions Separable.  The provisions of
this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                           (e)      Waiver of Tender of Deed and Purchase
Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at Closing are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the Deed and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at Closing.

                           (f)      Gender, etc.  Words used in this
Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                           (g)      Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                           (h)      Exhibits.  All exhibits attached to this
Agreement are incorporated by reference into and made a part of this Agreement.

                           (i)      No Waiver.  Neither the failure nor any
delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                           (j)      Interpretation.  No provision of this
Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

                           (k)      Attorney's Fees.  In connection with any
litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees. However, the provisions of this Section are expressly subject to the limitation on Buyer's liability specified in Section 3.

                           (l) Buyer's Exercise of Right to Terminate. If
Buyer desires to terminate this Agreement pursuant to any of the provisions of this Agreement, Buyer shall do so by giving written notice of termination to Seller. Upon any such termination, the Deposit shall be paid to Buyer (and each of Seller and Buyer shall deliver written instructions to the Title Company to pay the Deposit to Buyer); and except as otherwise expressly provided in this Agreement, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement. Notwithstanding the foregoing, if, within five (5) days after Buyer shall have given written notice of termination of this Agreement to Seller pursuant to the provisions of this subsection 22(l) Seller shall have given written notice to the Title Company and to Buyer that Seller disputes Buyer's right to have the Deposit returned to Buyer, the disposition of the Deposit shall be governed by the provisions of Section 3(c) above.

                           (m)      No Recording.  Neither Buyer nor Seller
shall record this Agreement or a Memorandum of this Agreement; and a recordation of this Agreement by Buyer shall be considered a default by Buyer under this Agreement. Notwithstanding the foregoing, neither party shall be precluded from filing this Agreement in any action to enforce its rights under this Agreement.

                           (n)      Tax Free Exchange.  Each of Seller and
Buyer shall cooperate with the other in effecting an exchange described in
Section 1031 of the Internal Revenue Code ("Tax Free Exchange"), provided, that: (a) the Tax Free Exchange shall not impose additional financial or legal obligations in addition to those set forth elsewhere in this Agreement;
(b) neither Seller nor Buyer shall have any obligation to take title to any exchange property; (c) the exchanging party shall indemnify, defend and save and hold the other party harmless of an from all expenses, liabilities, claims, losses or actions as a result of participation in the Tax Free Exchange; and (d) the other party shall have no obligation to modify any of the provisions of this Agreement to effect the Tax Free Exchange.

                  IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness:                                                      SELLER:

                                   FRANKLIN STORAGE, INC.

                                   By: /s/Craig G. Nitterhouse
                                   Name: Craig G. Nitterhouse
                                   Title: President


                                   BUYER:

                                   AMERICAN REAL ESTATE INVESTMENT, L.P.


                                   By:  American Real Estate Investment, Inc.-
                                        General Partner


                                        By: /s/ Stephen J. Butte
                                        Name: Stphen J. Butte
                                        Title: Vice President

                    AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

                  THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (the "Amendment") dated as of September 25 1998, is made by and between FRANKLIN STORAGE, INC., a Pennsylvania corporation, WCN PROPERTIES, L.P., a Pennsylvania limited partnership (collectively "Seller") and AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership ("Buyer") with respect to that certain Agreement of Sale and Purchase dated August 6, 1998 (the "Agreement") made by and between Seller and Buyer.

         In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree to amend the Agreement as follows:

         1. Closing. The last sentence of Paragraph 4 of the Agreement is deleted and replaced with the following

                           "Closing shall commence at 10:00 a.m. on October 30, 1998, or on such earlier date as Buyer shall designated by at least 5 days prior written notice to Seller (the "Closing Date").

         2. Inspection Contingency. Paragraph 14(c)(i) is deleted and replaced with the following:

                  "Buyer shall during the period ("Inspection Period") commencing on the date of this Agreement and ending on September 25, 1998, have the opportunity to examine the Proeprty, the Leases, the Policy, the Permitted Encumbrances, any items to be delivered by Seller to Buyer, and to conduct such other inspections as Buyer, in its discretion, may elect".

         3. Purchase Price. Paragraph 2(e) is added as follows:

                  "(e) The Purchase Price will be increased by the amount, if any, by which the amount Seller is required to pay on the Closing Date to Security Life of Denver Insurance Company under the terms of a note (the "Note") dated April 19, 1996, in the original principal amount of $7,500,000.00, for the prepayment of the Note (the

         "Prepayment Premium"), is greater than the amount the Prepayment Premium would have been if the Closing was on October 5, 1998."

         4. Schedule 2. Paragraphs 2 and 3 of Schedule 2 are deleted and replaced with the following:

                  1465 Nitterhouse Drive: Tenant Franklin Storage, Inc. Demised premises - 420,000 square feet; minimal rental - $3.85 per square foot term - 2 years; this Leaseback will contain an option exercisable by the Landlord at any time during the term of the lease, upon ninety (90) days' written notice to Tenant, to terminate the lease effective as of a date which is not less than two hundred seventy (270) days from the Closing Date.

                  1440 Sheffler Drive: Tenant Franklin Storage, Inc. Demised premises - 65,600 square feet; minimum rent - $3.85 per square foot; term - 2 years; this Leaseback will contain an option exercisable by the Landlord at any time during the term of the lease, upon ninety (90) days' written notice to Tenant, to terminate the lease effective as of a date which is not less than two hundred seventy (270) days from the Closing Date.

         5. Agreement Effective. Except for the changes expressly set forth herein, this Agreement shall otherwise be unchanged and shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment to Agreement of Sale and Purhcase as a sealed instrument as of the day and year first above written.

                               SELLER:

                               FRANKLIN STORAGE, INC.

                               By: Craig J. Nitterhouse
                               Name: Craig J. Nitterhouse
                               Title: President


                               WCN PROPERTIES, L.P.

                               By:      WCN, INC., its General Partner

                                        By: Craig J. Nitterhouse
                                        Name: Craig J. Nitterhouse
                                        Title:Vice-President


                               BUYER:
                               AMERICAN REAL ESTATE
                               INVESTMENT, L.P.
                               By:      American Real Estate Investment
                                        Corporation, Its General Partner

                                        By: /s/ Stephen J. Butte
                                           ---------------------
                                           Name: Stephen J. Butte
                                           Title: Vice President